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                                                                       Exhibit 5

November 8, 2001

Verizon Communications Inc.
1095 Avenue of the Americas
New York, New York 10036

Verizon Global Funding Corp.
3900 Washington Avenue
Wilmington, Delaware  19802

Ladies and Gentlemen:

I have examined the Registration Statement of Verizon Global Funding Corp. (the "Company") and Verizon Communications Inc. ("Verizon") on Form S-3 under the Securities Act of 1933, as amended, and the accompanying Prospectus pertaining to the offer and sale from time to time of up to $5,000,000,000 aggregate principal amount of the Company's debt securities (the "Debt Securities"). The Debt Securities are supported as to payment of principal and interest, if any, pursuant to the terms of a Support Agreement dated as of October 31, 2000 between the Company and Verizon (the "Support Agreement").

I, or attorneys under my supervision, have also examined each of the Company's and Verizon's Restated Certificate of Incorporation, as amended, and such corporate records and other documents as I have deemed necessary to enable me to express the opinions set forth below. I am familiar with the proceedings taken by you or proposed to be taken by you under my supervision as your counsel in connection with the issuance of the Debt Securities.

It is my opinion that, when the Registration Statement shall have become effective and subject to other applicable regulatory approvals:

1. the Debt Securities, upon the issuance and sale thereof in the manner contemplated in the Registration Statement and the indenture referenced in the Prospectus, will be legally and validly issued and will be binding obligations of the Company, except to the extent that enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, or similar laws or equitable principles relating to or limiting creditors' rights generally; and

2. the Support Agreement is a legal and validly binding obligation of the Company and Verizon.
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Verizon Communications Inc.
Verizon Global Funding Corp.
November 8, 2001
Page 2

I hereby consent to the reference to me under the caption "Legal Matters" in the Prospectus forming a part of the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,
/s/ William P. Barr